Exhibit 99.3

CONTACT:	Media: Jim Kosowski 304-234-2440	Financial Community: Dennis Halpin 304-234-2421
RELEASE DATE: November 6, 2006
FOR IMMEDIATE RELEASE
CSN ENHANCES ITS AGREEMENT WITH WHEELING-PITTSBURGH
WHEELING, WV, November 6, 2006 — Wheeling-Pittsburgh Corporation (NASDAQ:WPSC) today reported that its Board of Directors has endorsed an enhancement by Companhia Siderurgica Nacional (CSN) to its existing agreement with Wheeling-Pittsburgh.
     “Receipt of this revised proposal is particularly gratifying to our Board, which continues to evaluate all opportunities for enhancing shareholder value,” said James G. Bradley, Chairman and Chief Executive Officer.
     Under the original Agreement and Plan of Merger previously announced on October 24, 2006, the parties agreed to merge Wheeling-Pittsburgh with a subsidiary of CSN, as a result of which the Wheeling-Pittsburgh shareholders are to receive 50.5% of the combined company and CSN the remaining 49.5%. CSN had also agreed to contribute $225 million in cash through the issuance by the combined company of a convertible debt security.
     Under the enhanced proposal, for each share of Wheeling-Pittsburgh Corporation, shareholders will have the choice of electing to receive either i) a share of common stock in the new combined company (“A Share”); ii) a Depositary Share that requires CSN to pay $30 per share in cash four years after the merger (“B Share”); or iii) a combination of A and B Shares. Each B share will represent the same class of common stock as the A Share that is deposited with a depositary and will be subject to a mandatory purchase by CSN for $30 per share on the 4th anniversary of the merger. The total number of B Shares will be limited to 50 percent of the total of A and B shares issued in the merger. The B shares will be listed for trading on the NASDAQ. CSN and the Company are in discussions to finalize the enhancement, subject to an amendment of the existing definitive agreements.
     “One of the most positive aspects of the revised proposal is that a number of financial institutions have volunteered to monetize the B shares for shareholders, thereby establishing a market and price for these B shares,” said Bradley. “This represents a cash option which was unavailable under the existing agreement. In addition, we continue to explore with CSN incremental ways in which CSN might enable our shareholders to further increase their participation in the upside of Wheeling-Pittsburgh’s future,” Bradley continued.
     “In contrast to CSN’s specific and detailed merger agreement and subsequent enhancement, our Board of Directors and, to our knowledge, our shareholders, have seen no bona fide revised proposal from Esmark to evaluate. If Esmark submits specific details and contingencies of its plans to Wheeling-Pittsburgh, the Board, consistent with its fiduciary and contractual obligations, will fully evaluate and consider its proposal,” Bradley said.
     Wheeling-Pittsburgh’s Board feels that a significant number of issues surrounding Esmark’s original and recent announcements must be clarified in order for shareholders to meaningfully evaluate Esmark’s proposal, including:
•	Specific terms of its proposed rights offering
•	Viability of its originally proposed stock buyback proposal in light of its rights offering
•	Details of operational synergies that will be created by the merger of Esmark and Wheeling-Pittsburgh and supporting analysis
•	Details regarding terms and conditions related to existing and proposed debt financing facilities
•	Details of amendments (if any) to Wheeling-Pittsburgh’s collective bargaining agreement and its economic impact on union represented employees and on shareholders
•	Substantive details behind its publicly disclosed slab supply agreement, especially related to financing
•	Details on investment in new facilities/infrastructure, including implementation schedules and financing arrangements
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Wheeling-Pittsburgh Corporation, together with the other participants as indicated below, intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and accompanying card to be used to solicit votes for a special meeting of stockholders to seek approval of the Company’s proposed strategic alliance with Companhia Siderurgica Nacional (“CSN”). The Company urges its shareholders to read the proxy statement in its entirety when it becomes available because it will contain important information, including information on the participants and their interests in Wheeling-Pittsburgh Corporation. When filed, the proxy statement will be available at no charge at the SEC’s website at http://www.sec.gov. The participants in this proxy solicitation are Wheeling-Pittsburgh Corporation and other participants included in the proxy statement to be filed with the SEC. Additional information regarding the participants in the proxy solicitation and their respective interests may be obtained by reading the proxy statement regarding the proposed strategic alliance when it becomes available.
Forward-Looking Statements Cautionary Language
The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. In particular, statements containing estimates or projections of future operating or financial performance are not historical facts, and only represent a belief based on various assumptions, all of which are inherently uncertain. Forward-looking statements reflect the current views of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors relating to (1) the risk that the businesses of CSN Holdings and Wheeling-Pittsburgh will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the ability of CSN, CSN Holdings and Wheeling-Pittsburgh to realize the expected benefits from the proposed strategic alliance, including expected operating efficiencies, synergies, cost savings and increased productivity, and the timing of realization of any such expected benefits; (3) lower than expected operating results for Wheeling-Pittsburgh for the remainder of 2006 or for the strategic alliance; (4) the risk of unexpected consequences resulting from the strategic alliance; (5) the risk of labor disputes, including as a result of the proposed strategic alliance or the failure to reach a satisfactory collective bargaining with the production employees; (6) the ability of the strategic alliance to operate successfully within a highly cyclical industry; (7) the extent and timing of the entry of additional competition in the markets in which the strategic alliance will operate; (8) the risk of decreasing prices for the strategic alliance’s products; (9) the risk of significant supply shortages and increases in the cost of raw materials, especially carbon slab supply, and the impact of rising natural gas prices; (10) rising worldwide transportation costs due to historically high and volatile oil prices; (11) the ability of the strategic alliance to complete, and the cost and timing of, capital improvement projects, including upgrade and expansion of Wheeling-Pittsburgh’s hot strip mill and construction of an additional galvanizing line; (12) increased competition from substitute materials, such as aluminum; (13) changes in environmental and other laws and regulations to which the strategic alliance are subject; (14) adverse changes in interest rates and other financial market conditions; (15) failure of the convertible financing proposed to be provided by CSN to be converted to equity; (16) changes in United States trade policy and governmental actions with respect to imports, particularly with respect to restrictions or tariffs on the importation of carbons slabs; and (17) political, legal and economic conditions and developments in the United States and in foreign countries in which the strategic alliance will operate. There is no guarantee that the expected events, trends or results will actually occur. The statements are based on many assumptions and factors, and any changes in such assumptions or factors could cause actual results to differ materially from current expectations. CSN, CSN Holdings and Wheeling-Pittsburgh assume no duty to update forward-looking statements. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained in CSN’s and Wheeling-Pittsburgh’s other filings with the SEC.
About Wheeling-Pittsburgh:
Wheeling-Pittsburgh is a steel company engaged in the making, processing and fabrication of steel and steel products using both integrated and electric arc furnace technology. The Company manufactures and sells hot rolled, cold rolled, galvanized, pre-painted and tin mill sheet products. The Company also produces a variety of steel products including roll formed corrugated roofing, roof deck, floor deck, bridgeform and other products used primarily by the construction, highway and agricultural markets.

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